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                                                                    Exhibit 99.A


                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE                                 Contact: Susan J. Campbell
(AS OF OCTOBER 19, 1999)                                       610-992-7425

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                     NOVACARE ANNOUNCES COMPLETION OF SALE
                               OF ITS INTEREST IN
                        NOVACARE EMPLOYEE SERVICES, INC.


     KING OF PRUSSIA, Pa., -- NovaCare, Inc. (NYSE: NOV) announced today that it has completed the previously announced sale of its approximately 64 percent interest in the outstanding stock of NovaCare Employee Services, Inc. (Nasdaq:
NCES) to an investment group comprising Patricof & Co. Ventures, Inc., Fidelity Ventures Limited and AFLAC Incorporated at the price of $2.50 per share.

     Wasserstein, Perella & Company, Inc. and Warburg Dillon Read acted as NovaCare's advisors on the transaction.

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